Exhibit 10.1

September 29, 2008

J.P. Morgan Securities Inc.
383 Madison Avenue
New York, NY 10179

Attention: John Purcell, Managing Director

Ladies and Gentlemen:

                This letter confirms the arrangements under which J.P. Morgan Securities Inc. (“JPMorgan”) is engaged by Weil, Gotshal & Manges LLP (“WGM”) to assist WGM in its representation of Syncora Guarantee Inc. and its subsidiaries and affiliates (collectively, “Syncora”), in identifying and analyzing potential strategic alternatives with respect to Syncora’s portfolio of credit default swap and financial guarantee contracts (collectively, the “Contracts”) identified in Appendix 1a, Appendix 1b and Appendix 1c, respectively (together, the “Portfolio”), including one or more Transactions (as defined below). In connection with the work to be performed by WGM, JPMorgan agrees to act at WGM’s direction in connection with the above project. For purposes hereof, the term “Transaction” shall mean, directly or indirectly, any commutation, termination, amendment or restructuring of exposures pursuant to the provisions of section 6.12 of the Master Commutation, Release and Restructuring Agreement (the “MTA”) with respect to existing Contracts listed in Appendix 1a or Appendix 1b with the counterparties identified in Appendix 2 (each a “Counterparty” and collectively, “Counterparties”), and/or any similar transaction.

                Section 1. Financial Advisory Services. During the term of this engagement, JPMorgan will:

                (a) perform financial analyses to assist WGM in its advisement of Syncora with regard to assessing the indicative fair market and intrinsic values (when applicable) of the Portfolio considered individually by Contract (other than any such Contract for which sufficient information is not available to JPMorgan to enable it to perform financial analyses on a reasonable basis); provided that it is understood and agreed that in performing such analyses, JPMorgan will take into account, among other things, the credit and market risk aspects of the

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Portfolio, will utilize valuation methodology and financial modeling which JPMorgan deems appropriate based on its professional judgment and experience in similar circumstances and if requested, JPMorgan will make itself available to WGM and/or Syncora to describe such aspects, methodology and modeling in reasonable detail;

                (b) assist WGM in its advisement of Syncora with regard to developing a strategy and process for assessing potential alternatives and third-party proposals related to any Transaction, as well as provide Syncora with access to, among others, economists and traders; and

                (c) assist WGM in its advisement of Syncora with regard to negotiating in principle the financial terms of one or more Transactions; provided that nothing in this agreement shall obligate JPMorgan or its affiliates (collectively, “Morgan”) to act as principal or agent in any such Transaction or to bid for or make a market in the Portfolio, any Contract or any underlying assets and it is agreed that in the event JPMorgan agrees to act as agent or principal in effecting any Transaction, the terms of such role shall be as set forth in a separate written agreement, including additional compensation to be agreed by the parties thereto.

                For avoidance of doubt, it is understood and agreed that (i) JPMorgan’s scope of service hereunder shall not include the documentation, structuring or closing of any particular Transaction or the rendering of any opinion as to the fairness of the terms of any Transaction; and (ii) any valuation analyses provided by JPMorgan pursuant to the services described herein shall not be deemed a representation or assurance that any party would be prepared to acquire the Portfolio or any Contract or underlying assets which are the subject of such analysis at a price equal to the value reflected in such analysis, nor shall such analysis be deemed an offer by Morgan to acquire the Portfolio or such Contracts or assets at a price equal to the value reflected in such analysis or at any other price.

                Syncora, WGM and JPMorgan agree that the Standard Terms and Conditions attached hereto form an integral part of this agreement and are hereby incorporated herein by reference in their entirety.

                Section 2. Compensation. Fees for the foregoing services shall be payable to JPMorgan by Syncora as follows:

               (a) a non-refundable fee of US$7,000,000 payable upon JPMorgan’s delivery of its analyses and recommendations related to valuation and alternatives for the Contracts listed in Appendix 1a; and

                (b) a non-refundable fee of US$3,000,000, contingent upon (i) JPMorgan’s delivery by October 8, 2008 of its analyses and recommendations related to valuation and alternatives for the Contracts listed in Appendix 1b, (ii) its delivery by October 8, 2008 of its valuation analyses for the Contracts listed in Appendix 1c and (iii) its good faith and active participation in the negotiation and resolution of the Transactions, as outlined in section 6.12 of

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September 29, 2008

the MTA, which fee shall be payable in three installments of US$1,000,000, on each of the following dates: October 31, 2008, November 30, 2008 and December 31, 2008; and

                (c) an additional non-refundable discretionary bonus of up to US$10,000,000, payable in the sole discretion of Syncora, upon consummation of any Counterparty restructuring as outlined in section 6.12 of the MTA during the term hereof or within 12 months after the expiration or termination of this agreement, based upon Syncora’s sole assessment of JPMorgan’s performance of its services hereunder.

                (d) JPMorgan acknowledges that under no circumstances will WGM have (i) any responsibility or obligation to pay JPMorgan’s fees, discretionary bonus, expenses or other charges in connection with the engagement or (ii) any liability or payment obligations under or in connection with this letter or engagement.

                (e) The fees provided for in this Section 2 are not intended to be compensation for any services which JPMorgan may render in the future with respect to any specific Transaction or any other transaction contemplated by Section 3 below.

                Section 3. Other Assignments. In the event that, at any time during the eighteen month period commencing on the date hereof, Syncora determines to undertake a specific transaction of a type referred to in the following clauses (i) through (iii), which for the avoidance of doubt shall not include any Transactions as defined herein, Syncora shall offer JPMorgan the non-exclusive right to act in such transaction, subject to appropriate conflict review and other such clearances, as (i) a book-running co-lead manager or agent in the case of any offering or placement of securities, including, but not limited to debt, equity, preferred and other hybrid equity securities, (ii) a dealer manager, agent or financial advisor, as applicable, in the case of any exchange or tender offer or consent solicitation undertaken by Syncora, and (iii) a co-lead financial advisor or dealer manager, as applicable, in the case of any divestiture, merger or other business combination transaction, sale transaction involving all or a portion of Syncora, or joint venture, or any other transaction. If JPMorgan agrees to act in any such capacity, Syncora and JPMorgan will enter into an appropriate form of agreement relating to the type of transaction involved and containing customary and mutually agreeable terms and conditions, including customary and mutually agreeable fee provisions on such transactions and provisions relating to JPMorgan’s indemnity and compensation. In addition, Syncora shall offer JPMorgan the non-exclusive right to act as a principal or counterparty in the case of any foreign exchange or commodities transaction, currency or interest rate swap or other hedging or derivative transaction related to the financing of any transaction referred to in the first sentence of this Section 3. Where JPMorgan agrees to act as a principal or counterparty in a swap, hedging, derivative, stock buyback, reinsurance or any other transaction with Syncora, such transactions will be based on customary documentation for such transactions and JPMorgan will not be acting as an agent of or advisor to Syncora with respect to such transactions or the terms thereof. Syncora acknowledges that this letter agreement is neither an expressed nor an implied commitment by JPMorgan to act in any capacity in any such transaction, to provide financing or to purchase or place any securities or to provide or be responsible to provide any other financial services or act

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in any principal capacity, which commitment shall only be set forth in a separate written agreement.

               Section 4. Expenses and Payments. In addition to JP Morgan’s fees for professional services, Syncora agrees to reimburse JPMorgan for reasonable expenses as incurred, and billed separately, including travel costs, document production and other similar expenses, up to a $50,000 cap for the term of this engagement, after which JPMorgan shall seek Syncora’s consent with respect to such fees, and the reasonable fees of outside counsel and other professional advisors; provided that the retention of any such outside counsel or other professional advisors shall be subject to pre-approval by Syncora (such approval not to be unreasonably withheld). All amounts payable under this agreement (including the Standard Terms and Conditions) shall be paid by Syncora, in immediately available funds in U.S. dollars, without setoff and without deduction for any withholding, value-added or other similar taxes, charges, fees or assessments.

                Section 5. Term. This agreement will be effective as of the date of this letter and will expire on December 31, 2008. Services hereunder may be earlier terminated with or without cause by Syncora at any time, or by JPMorgan upon fifteen (15) days prior written notice to Syncora, and without liability or continuing obligation to Syncora, or JPMorgan (except for any expenses incurred by JPMorgan up to the date of termination to be paid by Syncora); provided that the provisions of Sections 2, 3 and 4 hereof and Sections 1, 2 and 4 of the Standard Terms and Conditions shall survive any termination or expiration of this agreement.

Weil, Gotshal & Manges LLP
September 29, 2008

                If the terms of the engagement as set forth in this agreement (including the attached Standard Terms and Conditions) are satisfactory, kindly sign the enclosed copy of this letter and return it to the undersigned. We look forward to working with JPMorgan on this assignment.

Very truly yours,

Weil, Gotshal & Manges LLP

		By:	/s/ Gary Holtzer
Name: Gary Holtzer
Title: Member of the Firm
w/ permission BAC
Accepted and Agreed As Of
The Date First Written Above:

J.P. Morgan Securities Inc.

By:	/s/ John J. Purcell
Name: John J. Purcell III
Title: Managing Director

Syncora Guarantee Inc.

By:	/s/ Susan Comparato
Name: Susan Comparato
Title: Senior Vice President, General Counsel & Secretary

Enclosure

STANDARD TERMS AND CONDITIONS

The following general terms and conditions shall be incorporated by reference into the engagement letter dated September 29 2008 between Weil, Gotshal & Manges LLP (“WGM”) and J.P. Morgan Securities Inc. (collectively, “JPMorgan”), and agreed to by Syncora Guarantee Inc. and its subsidiaries and affiliates (collectively, “Syncora”), to which these terms are attached (the “Engagement Letter”). Capitalized terms used below without definition shall have the meanings assigned to them in the Engagement Letter and any references herein to the “Agreement” shall mean the Engagement Letter together with these Standard Terms and Conditions.

               Section 1. Indemnification and Contribution.

                (a) Syncora agrees (i) to indemnify and hold harmless JPMorgan and its affiliates, and the respective directors, officers, agents, and employees of JPMorgan and its affiliates (JPMorgan and each such entity or person being referred to as an “Indemnified Person”), from and against any losses, claims, demands, damages or liabilities of any kind (collectively, “Liabilities”) relating to or arising out of activities performed or services furnished pursuant to the Agreement, any alternative or Transaction or JPMorgan’s role in connection therewith, and (ii) to reimburse each Indemnified Person for all reasonable expenses (including reasonable fees and disbursements of outside counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any investigative, administrative, judicial or regulatory action or proceeding in any jurisdiction related to or arising out of such activities, services, alternative, Transaction or role, whether or not in connection with pending or threatened litigation to which any Indemnified Person is a party, in each case as such expenses are incurred or paid. Syncora will not, however, be responsible for any such Liabilities or expenses to the extent that they are judicially determined to have resulted from JPMorgan’s bad faith, gross negligence or willful misconduct. Each of WGM and Syncora also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to WGM or to Syncora or any of its securityholders or creditors, respectively, for or in connection with the Agreement, any alternative or Transaction or JPMorgan’s role or services in connection therewith, except to the extent that any such Liabilities or expenses incurred by WGM or Syncora, respectively, are judicially determined to have resulted from JPMorgan’s bad faith, gross negligence or willful misconduct. In no event shall Syncora or any Indemnified Person be responsible for any special, indirect or consequential damages incurred by the other; provided that nothing in this sentence shall be deemed to (i) relieve Syncora of any obligation it may otherwise have hereunder to indemnify an Indemnified Person for any such damages asserted by an unaffiliated third party or (ii) relieve JPMorgan of any liability it may otherwise have hereunder to WGM or Syncora for any such damages which WGM or Syncora becomes legally obligated to pay to an unaffiliated third party.

                (b) Syncora shall not be liable for any settlement of any litigation or proceeding effected without its written consent. Syncora will consult in good faith with JPMorgan prior to entering into any settlement, compromise, consent to the entry of any judgment in or other termination (collectively, “settlement”) any claim, action or proceeding in respect of which indemnity may be sought hereunder, if any Indemnified Person is (or it is reasonably foreseeable that it could be) a party thereto, unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from any liabilities arising out of such claim, action or proceeding; provided that JPMorgan’s consent to such settlement shall not be required, except with respect to any such settlement which requires any Indemnified Person to acknowledge any fault or liability. If Syncora enters into any agreement or arrangement with respect to, or effects, any proposed sale, exchange, dividend or other distribution or liquidation of all or substantially all of its assets in one or a series of transactions, Syncora shall provide for the assumption of its obligations under this Section 1 by the purchaser or transferee of such assets or another party reasonably satisfactory to JPMorgan.

                (c) If the foregoing indemnification is unavailable or insufficient to hold an Indemnified Person harmless in respect of any Liabilities (or related expenses) referred to therein then, in lieu of indemnifying such Indemnified Person hereunder, Syncora shall contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities (and related expenses) in such proportion as is appropriate to reflect (i) the relative fault of each of Syncora and JPMorgan, and any other relevant equitable considerations, and (ii) unless such Liabilities or expenses are judicially determined to have resulted from JPMorgan’s bad faith, gross negligence or willful misconduct, the relative benefits to Syncora, on the one hand, and JPMorgan, on the other hand, of any alternatives or Transactions (whether or not any Transaction is consummated); provided, however, that except to the extent that any such Liabilities or expenses are judicially determined to have resulted from JPMorgan’s bad faith, gross negligence or willful misconduct, in no event shall the Indemnified Persons be required to contribute an aggregate amount in excess of the aggregate amount of fees actually received by JPMorgan under the Engagement Letter. For the purposes of this Agreement, the relative benefits to Syncora and JPMorgan of the Transaction shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid or received or contemplated to be received by Syncora or its securityholders, as the case may be, in connection with any Alternatives or Transactions that are the subject of the Engagement Letter, whether or not any such Transaction is consummated, bears to (ii) the fees paid or to be paid to JPMorgan under the Engagement Letter.

               Section 2. Financial Advisory Role, Information, Reliance, Confidentiality, etc.

               (a) Syncora understands that JPMorgan is acting solely as a financial advisor, is acting as an independent contractor and is not undertaking to provide any legal, accounting or tax advice in connection with its engagement under the Agreement and that JPMorgan’s role in any due diligence will be limited solely to performing such review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of Syncora.

               (b) Syncora agrees to provide to JPMorgan all information reasonably requested by JPMorgan for the purpose of its engagement under the Agreement and also to provide reasonable access to employees and directors of Syncora. Syncora also agrees that upon closing of any Transaction, Syncora shall notify JPMorgan, in writing, whether it expects to treat the consummated Transaction as a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011 -4(b), and, if so, shall identify the applicable category of “reportable transaction”. JPMorgan shall be entitled to rely upon and assume, without any obligation of independent verification, the accuracy and completeness of all information that is publicly

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available and of all information that has been furnished to it by Syncora, any Counterparty or any other party to any Transaction or otherwise reviewed by JPMorgan, and JPMorgan shall not assume any responsibility or have any liability therefor. JPMorgan has no obligation to conduct any appraisal of any assets or liabilities or to evaluate the solvency of Syncora, any Counterparty or any other party to a Transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters.

               (c) In order to enable JPMorgan to bring relevant expertise to bear on its engagement under the Agreement from among its global affiliates, Syncora agrees that JPMorgan may share information obtained from Syncora hereunder with its affiliates, and may perform the services contemplated hereby in conjunction with its affiliates, and that any JPMorgan affiliates performing services hereunder shall be entitled to the benefits and subject to the terms of the Agreement. Syncora agrees that, following closing of any Transaction, JPMorgan may, at its option and expense, place an advertisement or announcement in such newspapers and periodicals as it may determine describing JPMorgan’s role as financial advisor, provided that Syncora is provided notice of such advertisement or announcement and the opportunity to approve the content of same. Syncora agrees that any press release it may issue announcing any Transaction will contain a reference to JPMorgan’s role as financial advisor in connection with such Transaction, and that JPMorgan shall have the right to review and pre-approve any reference to it or its role as financial advisor under the Agreement in any public statement made by Syncora (such approval not to be unreasonably withheld or delayed).

               (d) JPMorgan’s financial advice is intended solely for the benefit and use of WGM and may be shared with the senior management and the Board of Directors of Syncora and is not on behalf of, and shall not confer rights or remedies upon, any shareholder or creditor of Syncora or any other person, and may not be used or relied upon for any other purpose. Except as otherwise required by applicable law or governmental, stock exchange regulation, each of WGM and Syncora will treat JPMorgan’s advice and the terms of the Agreement as confidential and will not disclose them to any third party (other than, on a confidential basis, to Syncora’s counsel and other advisors in connection with a Transaction, it being understood that Syncora will be responsible for any breach by such counsel or advisors of the provisions of this sentence) in any manner without JPMorgan’s prior written approval; provided, that Syncora may refer to JPMorgan’s role and disclose its advice rendered hereunder in any Form 8-K which Syncora is required to file with the Securities and Exchange Commission (and any related press release) relating to the Agreement or any Transaction contemplated by the Engagement Letter, so long as JPMorgan shall have pre-approved any such description of such role and advice (such approval not to be unreasonably withheld or delayed).

                (e) (i) Information provided by Syncora to JPMorgan in connection with this Agreement, including but not limited to any information provided in connection with the Screening Transactions (as defined in Section 3 hereof) and any advice rendered or reports, drafts, written evaluations, and analyses or other findings, summaries, or work papers (collectively the “Reports”) that JPMorgan prepares or generates in connection with any services performed by JPMorgan pursuant to the Engagement Letter (collectively, “Confidential Information”), will be kept confidential and will only be used by JPMorgan for purposes of its engagement hereunder and not for any other purpose (including any legal proceeding, unless JPMorgan receives a subpoena or other validly issued administrative or judicial process

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requesting Confidential Information, or if JPMorgan is required or requested to disclose any Confidential Information under judicial order or regulatory or statutory requirement or request, in which event the procedures set forth in Section 2(e)(ii) shall apply); provided that the term Confidential Information shall not include any information that (A) was in JPMorgan’s possession prior to its disclosure by Syncora; (B) is publicly disclosed other than by JPMorgan in violation of the Agreement; (C) is obtained by JPMorgan from a person other than Syncora who, to the knowledge of JPMorgan, is not bound by a confidentiality agreement with Syncora; or (D) Syncora agrees may be disclosed. Subject to JPMorgan’s compliance with Section 2(e)(iv) below, JPMorgan’s obligations under this Section 2(e)(i) shall terminate three years from the date hereof.

                (ii) If JPMorgan receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information, or if JPMorgan is required or requested to disclose any Confidential Information under judicial order or regulatory or statutory requirement or request, JPMorgan shall (to the extent legally permissible) promptly notify Syncora in writing, so that Syncora may seek a protective order or other appropriate remedy or, in Syncora’s sole discretion, waive compliance with the terms of this Section 2(e); provided that the notice provisions of this Section 2(e)(ii) shall not apply to any disclosure pursuant to any routine regulatory review of JPMorgan or any of its affiliates by any governmental agency or other regulatory body with jurisdiction over JPMorgan or such affiliate, so long as such review is not specifically targeted at Syncora or any Transaction. Furthermore, if Syncora seeks such a protective order or other appropriate remedy, JPMorgan and its Representatives will not oppose such efforts and will provide Syncora with such assistance and cooperation as Syncora may reasonably request in taking available protective action prior to complying with such disclosure requirement. In the event that no such protective order or other remedy is obtained, or that Syncora waives compliance with the terms of this Section 2(e), JPMorgan will furnish only that portion of the Confidential Information that JPMorgan is advised by legal counsel is legally required to be disclosed.

                (iii) In addition, JPMorgan may disclose Confidential Information to those of its own and its affiliates’ respective officers, directors, employees, representatives, auditors and professional advisors (collectively, “Representatives”) who need to know such information for purposes of performing the services described in the Agreement, on the condition that such Representatives comply with JPMorgan’s obligations under this Section 2(e) (it being understood that JPMorgan will be responsible for any breach of this provision by such Representatives), and to potential parties to any Transaction who have executed confidentiality agreements with or for the benefit of Syncora in a form reasonably satisfactory to Syncora.

                (iv) JPMorgan agrees that, upon Syncora’s written request, JPMorgan shall promptly destroy or return to Syncora all Confidential Information; provided, that JPMorgan may retain, in a secure location, a copy of such documents and records for purposes of defending any legal proceeding or as is required to be maintained in order to satisfy any law, rule, or regulation to which JPMorgan is subject; provided, further, that JPMorgan shall maintain the confidentiality of the Confidential Information contained therein in accordance with the confidentiality provisions of Section 2(e)(i) above for so long as such documents and records remain in JPMorgan’s possession, notwithstanding the last sentence of such Section 2(e)(i).

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                (v) JPMorgan shall not prepare written reports, memoranda or status summaries except as directed by WGM. All work product that JPMorgan prepares in connection with any services performed hereunder shall be prepared at the direction of WGM, shall be addressed to WGM and shall be prominently labeled “PRIVILEGED AND CONFIDENTIAL; ATTORNEY WORK PRODUCT.” Any Reports shall be construed as confidential attorney work product. To the extent that any written reports, memoranda or status summaries prepared prior to the execution of the Agreement have not been prominently labeled “PRIVILEGED AND CONFIDENTIAL; ATTORNEY WORK PRODUCT” or prepared at the direction of or addressed to WGM, it shall not constitute a violation of the terms of the Agreement.

               (f) Notwithstanding any other provision herein, Syncora and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. income and franchise tax treatment and the U.S. income and franchise tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses, if any) that are provided to Syncora relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. income or franchise tax strategy, if any, provided to Syncora by JPMorgan or its affiliates.

               Section 3. Other Business Relationships.

                (a) Syncora understands that Morgan and its affiliates (collectively, “Morgan”) comprise a full service securities firm and a commercial bank engaged in securities trading and brokerage activities, as well as providing investment banking, asset management, financing, and financial advisory services and other commercial and investment banking products and services to a wide range of corporations and individuals. In the ordinary course of our trading, brokerage, asset management, and financing activities, Morgan may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities or senior loans of Syncora, any Counterparty or any other company that may be involved in any alternative or Transaction. Morgan recognizes its responsibility for compliance with federal securities laws in connection with such activities.

                (b) In addition, Morgan may have and may in the future have investment and commercial banking, trust and other relationships with parties other than Syncora, which parties may have interests with respect to Syncora, the Portfolio or any Contract or underlying assets, any Counterparty, any alternative or any Transaction or any other party thereto. Without limiting the foregoing, Syncora acknowledges that, in agreeing to provide the advisory services contemplated by the Agreement, JPMorgan reserves the right of Morgan, subject to JPMorgan’s compliance with Section 2(e) above and Section 3(d) below, to pursue opportunities to arrange and/or provide new financing to other potential parties to a transaction with Syncora specifically in connection with such transaction. Syncora acknowledges its understanding that the interests of Morgan in its capacity as arranger and/or provider of financing to such potential parties may differ from those of Syncora with respect to the timing, pricing and terms and conditions of such a transaction and otherwise, and Syncora expressly waives any conflicts of interest which may result from JPMorgan’s multiple roles as advisor to Syncora hereunder and as an arranger and/or provider (or an affiliate to such an arranger or provider) of financing to other potential parties to transactions with Syncora. Notwithstanding anything contained herein, during the term of the

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Agreement, Morgan shall not act as M&A financial advisor to any party (other than Syncora) in connection with any Transaction with respect to which JPMorgan is acting as financial advisor. Although Morgan in the course of its other relationships may acquire information about the Portfolio’s Contracts or underlying assets, any Counterparty, any alternative, any Transaction or such other parties, Morgan shall have no obligation to disclose such information, or the fact that Morgan is in possession of such information, to Syncora or to use such information on Syncora’s behalf. Furthermore Morgan may have fiduciary or other relationships whereby Morgan may exercise voting power over securities of various persons, which securities may from time to time include securities of Syncora, any Counterparty or others with interests with respect to an alternative or Transaction. Syncora acknowledges that Morgan may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships without regard to its relationship to Syncora hereunder.

                (c) Syncora also acknowledges its understanding that, subject to JPMorgan’s compliance with Section 2(e) above and Section 3(d) below, certain of JPMorgan or one of its affiliates, in their principal capacity (JPMorgan and such affiliates, in such capacity, collectively, the “Morgan Principal”) are involved with and/or are parties to the GreenPoint Mortgage Funding Trust 2007-HE1, Mortgage-Backed Notes, Series 2007-HE-1 and the Jefferson County, Alabama transactions to which Syncora is a party (the “Screening Transactions”) and may, in the future, be parties to additional transactions involving Syncora. Syncora acknowledges its understanding that the interests of the Morgan Principal may differ from those of Syncora with respect to the pricing and terms, obligations and conditions of the Screening Transaction (including potential claims or litigation relating to the Screening Transactions) or such other transactions or otherwise, and Syncora expressly waives any conflicts of interest which may result from JPMorgan’s multiple roles as advisor to Syncora hereunder and as an affiliate of the Morgan Principal. In addition, Syncora acknowledges its understanding that neither JPMorgan’s engagement under the Engagement Letter nor any advice or recommendation rendered by JPMorgan hereunder shall be deemed a representation that the Morgan Principal would agree to participate in any transaction structured in accordance with such advice or to affect or impair any rights the Morgan Principal may have in its capacity as a counterparty to the Screening Transactions or such other transactions referred to above.

                (d) JPMorgan confirms that Morgan has in place policies and procedures which are designed to identify, analyze and manage conflicts of interest which may arise as a result of its multiple relationships with clients around the world who may have competing interests in respect of a particular transaction. In addition, Morgan has in place compliance policies and procedures, consistent with those of other bulge bracket investment banks, which monitor the receipt of client confidential information and restrict the dissemination of such confidential information from the private side to public side areas of the firm (“chinese wall” policies) and within the private side of the firm, except on a “need to know” basis. The foregoing policies and procedures are maintained and monitored by Morgan’s internal Conflicts Office and Compliance Department, in coordination with the Morgan Legal Department and will be applied to JPMorgan’s role as financial advisor under the Engagement Letter. Specifically, JPMorgan agrees that, unless Syncora shall have granted its prior consent with respect thereto, no member of the team of Morgan employees performing services under the Engagement Letter shall (i) participate on any team of Morgan employees arranging or providing new financing to other

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potential parties to a transaction with Syncora specifically in connection with such transaction (a “Morgan Financing Team”) or act on behalf of the Morgan Principal in connection with any Screening Transaction or other transaction with Syncora or (ii) provide any Confidential Information to any such Morgan Financing Team or the Morgan Principal.

                Section 4. Miscellaneous. The Agreement may not be assigned by Syncora, or JPMorgan without the prior written consent of the others. The Agreement constitutes the entire understanding of the parties with respect to the subject matter thereof, supersedes all prior agreements with respect thereto, may not be amended except in writing signed by both of the parties, has been duly authorized and executed by each of the parties hereto and constitutes the legal, binding obligation of each such party. The Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law. Each of Syncora and JPMorgan irrevocably and unconditionally submits to the exclusive jurisdiction and venue of any State or Federal court sitting in New York City over any action, suit or proceeding arising out of or relating to this Agreement. Each of Syncora and JPMorgan irrevocably and unconditionally waives any objection to the laying of venue of any such action brought in any such court and any claim that any such action has been brought in an inconvenient forum. JPMorgan and Syncora (on its own behalf and, to the extent permitted by law, on behalf of its shareholders) each waives any right to trial by jury in any action, claim, suit or proceeding with respect to JPMorgan’s engagement as financial advisor under the Agreement or its role in connection herewith.

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APPENDIX 1a

The use of the following notation in this exhibit indicates that a confidential portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Securities and Exchange Commission

[* * *]

APPENDIX 1b

[* * *]

APPENDIX 1c

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APPENDIX 2 COUNTERPARTIES

1. Canadian Imperial Bank of Commerce
2.  Dresdner Bank AG, London Branch
3.  Calyon
4.  Société Générale
5.  UBS AG, London Branch
6.  Deutsche Bank AG, London Branch
7.  Bank of America, N.A.
8.  Lehman Brothers Inc.
9.  Barclays Bank PLC
10.  Nomura International plc
11.  Natixis
12.  Dexia Bank Belgium SA
13.  Hypo Public Finance Bank
14.  The Royal Bank of Scotland plc
15.  Wachovia Bank, National Association
16.  Australia and New Zealand Banking Group Limited
17. Royal Bank of Canada